2Q26 Financial Results July 16, 2026

2 Forward-looking statements and use of non-GAAP financial measures This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement that does not describe historical or current facts is a forward- looking statement. These statements often include the words "believes," "expects," "anticipates," "estimates," "intends," "plans," "goals," "targets," "initiatives," "potentially," "probably," "projects," "outlook," and "guidance", or similar expressions or future conditional verbs such as "may," "will," "likely," "should," "would," and "could." Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation: • Negative economic, business, and political conditions, including as a result of the interest rate environment, supply chain disruptions, tariffs, inflationary pressures, and labor shortages that adversely affect the general economy, housing prices, the job market, consumer confidence, and spending habits; • The general state of the economy and employment, as well as general business and economic conditions, and changes in the competitive environment; • Our capital and liquidity requirements under regulatory standards and our ability to generate capital and liquidity on favorable terms; • The effect of changes in our credit ratings on our cost of funding, access to capital markets, ability to market our securities, and overall liquidity position; • The effect of changes in the level of commercial and consumer deposits on our funding costs and net interest margin; • Our ability to achieve our financial performance goals and execute on our strategic business initiatives, including the continued expansion of Private Bank and Private Wealth, and our aim to position us as a more innovative, modern, and customer-centric bank; • The effects of geopolitical instability, including the war in Ukraine and the conflict in the Middle East, on economic and market conditions, inflationary pressures and the interest rate environment, commodity price and foreign exchange rate volatility, and heightened cybersecurity risks; • Our ability to comply with supervisory requirements and expectations as well as new or amended regulations; • Liabilities and business restrictions resulting from litigation and regulatory investigations; • The impact of changes in interest rates on our net interest income, net interest margin, mortgage originations, and mortgage servicing rights, as well as on market liquidity, which could affect our funding sources and ability to originate and distribute financial products in the primary and secondary markets; • Financial services reform and other current, pending, or future legislation or regulation that could have a negative effect on our revenue and businesses; • Environmental risks, such as physical or transition risks associated with climate change, and social and governance risks that could adversely affect our reputation, operations, business, and customers; • A failure in, or breach of, our compliance with laws, as well as operational or security systems or infrastructure, or those of our third-party vendors or other service providers, including as a result of cyberattacks; and • Management’s ability to identify and manage these and other risks. In addition to the above factors, we also caution that the actual amounts and timing of any future common stock dividends or share repurchases will be subject to various factors, including our capital position, financial performance, balance sheet growth, market conditions, and regulatory considerations, as well as any other factors that our Board of Directors deems relevant in making such a determination. Therefore, there can be no assurance that we will repurchase shares from, or pay any dividends to, holders of our common stock, or as to the amount of any such repurchases or dividends. More information about factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in the “Risk Factors” section in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 as filed with the Securities and Exchange Commission. Non-GAAP Financial Measures: This document contains non-GAAP financial measures that we believe provide useful information to investors to understand our results of operations or financial condition. We caution investors not to place undue reliance on such non-GAAP financial measures, but to consider them with the most directly comparable GAAP financial measures. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our results reported under GAAP. The Appendix presents reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures.

2Q26 Earnings highlights

$s in millions	2Q26	1Q26	2Q25	Q/Q $/bps	Q/Q %	Y/Y $/bps	Y/Y %
Net interest income	$ 1,631	$ 1,562	$ 1,437	$ 69	4 %	$ 194	14 %
Noninterest income	652	606	600	46	8	52	9
Total revenue	2,283	2,168	2,037	115	5	246	12
Noninterest expense	1,394	1,378	1,319	16	1	75	6
Pre-provision profit	889	790	718	99	13	171	24
Provision for credit losses	134	140	164	(6)	(4)	(30)	(18)
Income before income tax expense	755	650	554	105	16	201	36
Income tax expense	168	133	118	35	26	50	42
Net income	$ 587	$ 517	$ 436	$ 70	14 %	$ 151	35 %
Preferred dividends/other	33	33	34	—	—	(1)	(3)
Net income available to common stockholders	$ 554	$ 484	$ 402	$ 70	14 %	$ 152	38 %
$s in billions							
Average interest-earning assets	$ 206.8	$ 201.9	$ 196.3	$ 4.8	2 %	$ 10.5	5 %
Average deposits	$ 183.6	$ 181.3	$ 174.1	$ 2.3	1 %	$ 9.5	5 %
Performance metrics							
Net interest margin	3.16 %	3.14 %	2.94 %	2 bps		22 bps	
Net interest margin, FTE[1]	3.17	3.14	2.95	3		22	
Loan-to-deposit ratio (period-end)	79.5	78.1	79.6	139		(10)	
ROTCE	13.9	12.2	11.0	172		286	
Efficiency ratio	61.1	63.6	64.8	(247)		(368)	
Noninterest income as a % of total revenue	29 %	28 %	29 %	59 bps		(87) bps	
Operating leverage					4.10 %		6.37 %
Per common share							
Diluted earnings	$ 1.30	$ 1.13	$ 0.92	$ 0.17	15 %	$ 0.38	41 %
Tangible book value	$ 38.29	$ 37.94	$ 35.23	$ 0.35	1 %	$ 3.06	9 %
Average diluted shares outstanding (in millions)	426.7	429.9	436.5	(3.2)	(1) %	(9.9)	(2) %

See pages 29-30 for notes and important information on Non-GAAP Financial Measures.

3

2Q26 Overview

Strong 2Q26 results; EPS up 41% YoY, 6.4% positive operating leverage

- EPS of $1.30, up 15% QoQ, and 41% YoY, reflecting strong PPNR growth
- ROTCE of 13.9%, up 172 bps QoQ; up 286 bps YoY
- PPNR of $889 million, up 13% QoQ; up 24% YoY; Record revenue with:
  - NII up 4.4% QoQ, with NIM up 3 bps to 3.17%; YoY NII up 14%, with NIM up 22 bps
  - Fees up 8% QoQ; up 9% YoY driven by Capital Markets and Wealth
    - Capital Markets up 46% YoY; Wealth up 16% YoY

PPNR performance

$s in millions	2Q26	QoQ	YoY
NII	$ 1,631	4.4%	13.5%
Fees	652	7.6	8.7
Expenses	1,394	1.2	5.7
PPNR	$ 889	12.5%	23.8%

Strong capital and liquidity position while continuing to repurchase shares

- CET1 ratio of 10.4%(1); 9.2% adjusted for AOCI opt-out removal
  - Share repurchases of $225 million in 2Q26
- Strong liquidity profile; spot LDR of 79.5%; average deposits up $2.3 billion, or 1% QoQ, largely driven by growth in the Private Bank, and in retail, primarily low-cost categories
  - Private Bank spot deposits of $17.8 billion

Positive trends in loans and credit

- Loans up 3% on a spot basis and 2% on an average basis QoQ, with growth led by Commercial and Private Bank
- Continuing favorable credit trends with net charge-offs of 37 bps, down 2 bps QoQ; Strong ACL coverage of 1.48%

Well positioned to achieve 16-18% ROTCE by end of 2027

- Private Bank's strong momentum continuing; contributed $0.15 to 2Q26 EPS (11.5% of total), up from $0.11 in 1Q26; ROE >25%(2); continuing to open new PBOs and hire Wealth talent
- Good visibility and confidence in driving NII higher, with NIM projected to increase to 3.30-3.50% by 4Q27
- Continued strong execution of strategic initiatives (Private Bank, NYC Metro, Private Capital, Payments)
- *Reimagine the Bank* (multi-year transformational program) making good progress; targeting ~$450 million pre-tax run-rate benefit by year-end 2028

See pages 29-30 for notes and important information on Non-GAAP Financial Measures.

4

5 3.14% 0.06% 0.01% (0.02)% (0.02)% 3.17% 1Q26 Terminated swaps & Non-Core impact Fixed-rate asset repricing Balance sheet mix & pricing Day count & other impacts 2Q26 $196.3B $197.6B $199.2B $201.9B $206.8B $1,437 $1,488 $1,537 $1,562 $1,631 2.95% 3.00% 3.07% 3.14% 3.17% 2Q25 3Q25 4Q25 1Q26 2Q26 ■ NII up 4.4%, reflects higher NIM and a 2% increase in average interest-earning assets – NIM of 3.17%, up 3 bps QoQ, reflecting the benefit of lower terminated swap impacts and Non-Core runoff, and fixed-rate asset repricing, partially offset by increased funding costs ■ Interest-earning assets yield of 4.90%, up 9 bps ■ Interest-bearing deposit costs up 4 bps to 2.08%; cumulative interest-bearing deposit down-beta of ~48% ■ Total deposit costs up 3 bps to 1.63%; total cost of funds up 5 bps to 1.85% Net interest income NII and NIM Average interest-earning assets Net interest income NIM, FTE Linked Quarter NIM 1Q26 to 2Q26 $s in millions, except earning assets

Noninterest income

Noninterest income details

$s in millions	2Q26	1Q26	2Q25	$ Q/Q	$ Y/Y
Service charges and fees	$ 117	$ 112	$ 111	$ 5	$ 6
Capital markets fees	153	134	105	19	48
Wealth fees	102	100	88	2	14
Card fees	89	83	90	6	(1)
Mortgage banking fees	42	42	73	—	(31)
FX and derivative products	47	44	41	3	6
Letter of credit and loan fees	52	50	45	2	7
Securities gains, net	6	7	5	(1)	1
Other income[1]	44	34	42	10	2
Noninterest income	$ 652	$ 606	$ 600	$ 46	$ 52

Noninterest income



$s in millions
+9% YoY
+8% QoQ
$600
$630
$620
$606
$652
2Q25
3Q25
4Q25
1Q26
2Q26

Linked Quarter

- Noninterest income of $652 million, up 8%
  - Service charges and fees increased $5 million, primarily from seasonality and growth in account and cash management fees
  - Capital markets fees increased $19 million, to a record for Q2, reflecting higher loan syndication and debt and equity underwriting fees
  - Record wealth fees increased $2 million reflecting higher advisory fees
  - Card fees increased $6 million, reflecting increased seasonal spend across credit and debit cards
  - FX and derivative products increased $3 million, primarily given higher interest rate and FX hedging activity, partially offset by a decline in commodities hedging activity
  - Other income increased $10 million, reflecting several modest revenue items

Year-Over-Year

- Noninterest income of $652 million, up 9%
  - Service charges and fees increased $6 million, primarily driven by higher cash management fees
  - Capital markets fees increased $48 million, or 46%, reflecting higher M&A, loan syndication and debt underwriting fees
  - Wealth fees increased $14 million, or 16%, primarily from growth in AUM, reflecting net inflows and market appreciation
  - Mortgage banking fees decreased $31 million, largely reflecting lower net MSR valuation results

See pages 29-30 for notes.

6

Noninterest expense

Noninterest expense details

$s in millions	2Q26	1Q26	2Q25	$ Q/Q	$ Y/Y
Salaries & employee benefits	$ 745	$ 758	$ 681	$ (13)	$ 64
Equipment & software	195	197	193	(2)	2
Outside services	174	162	169	12	5
Occupancy	108	114	108	(6)	—
Other operating expense	172	147	168	25	4
Noninterest expense	$ 1,394	$1,378	$1,319	$ 16	$ 75
Full-time equivalents (FTEs)	17,727	17,380	17,677	347	50

Noninterest expense



$s in millions
64.8%
63.0%
62.2%
63.6%
61.1%
$1,319
$1,335
$1,343
$1,378
$1,394
2Q25
3Q25
4Q25
1Q26
2Q26
Noninterest expense
Efficiency ratio

2Q26 ***Reimagine the Bank*** implementation costs of ~$7 million

Linked Quarter

- Noninterest expense of $1.4 billion, up 1%
  - Salaries and benefits decreased $13 million, primarily reflecting lower payroll taxes given seasonality
  - Outside services increased $12 million, largely due to higher technology-related costs
  - Occupancy decreased $6 million, largely reflecting lower branch maintenance costs
  - Other operating expense increased $25 million, reflecting higher insurance and various other modest expense items

Year-Over-Year

- Noninterest expense of $1.4 billion, up 6%
  - Salaries and benefits increased $64 million, reflecting hiring related to the Private Bank and Private Wealth buildout, and compensation associated with growth in Capital Markets fees
  - Outside services increased $5 million, primarily driven by costs to implement the *Reimagine the Bank* program
  - Other operating expense increased $4 million, reflecting the impact of various sundry items

7

Loans and leases



Period-end loans and leases
$s in billions
$139.3
$140.9
$142.7
$143.7
$147.5
$135.7
$137.9
$140.2
$141.7
$145.9
~3% QoQ
$3.6
$3.0
$2.5
$2.0
$1.6
~20% QoQ
2Q25
3Q25
4Q25
1Q26
2Q26
Non-Core
Core



Average loans and leases
$s in billions
$138.8
$140.0
$141.8
$143.4
$146.1
5.31%
5.35%
5.29%
5.28%
5.36%
$134.9
$136.7
$139.1
$141.2
$144.3
~2% QoQ
$3.9
$3.3
$2.7
$2.2
$1.8
~19% QoQ
2Q25
3Q25
4Q25
1Q26
2Q26
Non-Core
Core
Loan yield

Linked Quarter

- Period-end loans up $3.8 billion, or 3%
  - Private Bank growth of $1.9 billion, driven by commercial line utilization, multi-family and residential mortgage
  - Commercial* up $1.5 billion, or 2%, given net new money originations in corporate banking and higher line utilization, partially offset by CRE paydowns
  - Retail* up $0.8 billion, driven by home equity and mortgage
  - Non-Core loans down $0.4 billion, reflecting continued auto runoff
- Average loans up $2.7 billion, or 2%; Core loans up 2%
- Loan yield of 5.36%, up 8 bps

Year-Over-Year

- Period-end loans up $8.2 billion, or 6%, including Non-Core runoff of $2.0 billion; Core loans up $10.2 billion, or 7%
  - Private Bank growth of $4.8 billion, driven primarily by multi-family, residential mortgage and commercial line utilization
  - Retail* up $2.6 billion, driven by home equity and mortgage
  - Commercial* up $2.8 billion, reflecting corporate banking net new money originations and higher line utilization, partially offset by CRE paydowns
- Average loans up $7.3 billion, or 5%; Core loans up 7%

*Excludes Non-Core portfolio and Private Bank. See page 32 for details.

8

9 $174.1 $176.0 $179.9 $181.3 $183.6 2Q25 3Q25 4Q25 1Q26 2Q26 Deposit performance and cost of funds $s in billions Average deposits 1.85% 1.84% 1.72% 1.60% 1.63% 2.35% 2.35% 2.20% 2.04% 2.08% Total deposit costs Interest-bearing deposit costs CommercialConsumer Treasury/Other Year-Over-YearPeriod-end deposits Linked Quarter ■ Average deposits up $2.3 billion, or 1%, primarily driven by growth in the Private Bank and retail ■ Period-end deposits are up $1.6 billion, or 1%, reflecting growth in the Private Bank of $1.1 billion and Commercial of $0.7 billion – Private Bank deposits increased 7% to $17.8 billion ■ Interest-bearing deposit costs up 4 bps to 2.08% – Cumulative interest-bearing deposit down beta of ~48% ■ Total deposit costs up 3 bps ■ Total cost of funds up 5 bps $s in billions ■ Average deposits up $9.5 billion, or 5%, primarily reflecting growth of $9.8 billion in the Private Bank and $1.6 billion in Commercial, partially offset by a $1.5 billion reduction in higher-cost Treasury brokered deposits ■ Period-end deposits up $10.5 billion, or 6% ■ Interest-bearing deposit costs down 27 bps ■ Total deposit costs down 22 bps ■ Total cost of funds down 22 bps $175.1 $180.0 $183.3 $184.0 $185.6 Consumer Commercial Treasury/Other 2Q25 3Q25 4Q25 1Q26 2Q26

10 Branch deposits 47% Business Banking 12% Citizens Access 4% Private Bank/ Private Wealth 10% Commercial 25% Treasury/ Other 2% As of 6/30/26 Highly diversified and retail-oriented deposit base $185.6B Period-end deposits Peer Avg(1) Business mix Product mix Strong consumer deposit base(1) (as % of total average deposits) 43% 43% 42% 22% 23% 22% 21% 20% 20% NIB Low-cost deposits 2Q25 1Q26 2Q26 NIB and low-cost deposits (2) 56% 64% 64% 1Q26 1Q26 2Q26 See pages 29-30 for notes. NIB 22% Checking With Interest 22% Savings 9% Citizens Access Savings 4% Money Market 32% Time 11% (as % of total deposits at 6/30/26)

11 $1,524 $1,518 $1,504 $1,497 $1,435 $939 $933 $895 $867 $818 $585 $585 $609 $630 $617 145% 145% 145% 146% 152% Commercial Retail ACL to nonaccrual loans and leases Nonaccrual loans to total loans 2Q25 3Q25 4Q25 1Q26 2Q26 $164 $154 $137 $140 $134 $167 $162 $155 $138 $135 0.48% 0.46% 0.43% 0.39% 0.37% Provision for credit losses Net charge-offs Net c/o ratio 2Q25 3Q25 4Q25 1Q26 2Q26 Credit quality overview $s in millions $s in millions Credit provision expense; net charge-offs Nonaccrual loans Commentary ■ Net charge-offs of $135 million, or 37 bps of average loans, down from $138 million, or 39 bps, in 1Q26, reflecting decreases in commercial real estate and retail, partially offset by higher C&I ■ Nonaccrual loans of $1.4 billion are down 4% QoQ and 6% YoY, driven by a decrease in commercial real estate, as we continue to workout the General Office portfolio 1.09% 1.08% 1.05% 1.04% 0.97%

Allowance for credit losses

Allowance for credit losses



$s in millions
Total ACL ratio:
1.59%
1.56%
1.53%
1.52%
1.48%
$2,209
$2,201
$2,183
$2,185
$2,184
1.77%
1.74%
1.70%
1.75%
1.67%
1.39%
1.37%
1.35%
1.27%
1.27%
2Q25
3Q25
4Q25
1Q26
2Q26
Retail
Commercial
Retail ACL(1)
Commercial ACL(1)

Commentary

- The allowance for credit losses is broadly stable, reflecting
  - Improving loan mix, with Non-Core portfolio runoff and reduced CRE, along with lower loss-content originations in C&I, residential real estate secured and the Private Bank
  - Economic scenario is largely unchanged from 1Q26, incorporating economic effects associated with oil price pressures and higher interest rates
    - We also continue to apply a more severe scenario against areas of concern, such as General Office
- The General Office portfolio continues to be well reserved, with steady progress being made on workouts
  - ACL coverage for CRE General Office of 9.5%, combined with charge-offs taken on the portfolio since March 31, 2023, equates to a potential loss rate of ~20%* on the portfolio, stable with 1Q26 and prior year

** Potential loss rate calculated relative to the $4.1B General Office portfolio balance at 3/31/23, the start of loss emergence.*

See pages 29-30 for notes.

12

13 Strong capital position $s in billions (period-end) 2Q25 3Q25 4Q25 1Q26 2Q26 Basel III basis(1) Common equity tier 1 capital $ 17.8 $ 18.0 $ 18.2 $ 18.2 $ 18.4 Risk-weighted assets $ 168.0 $ 168.9 $ 171.5 $ 173.3 $ 176.3 Common equity tier 1 ratio 10.6% 10.7% 10.6% 10.5% 10.4 % Tier 1 capital ratio 11.9% 11.9% 11.9% 11.7% 11.6 % Total capital ratio 13.8% 13.9% 13.8% 13.7% 13.6 % Tangible common equity ratio 7.2% 7.4% 7.5% 7.3% 7.2 % TBV/share CET1 $ % 1Q26 10.49% $37.94 Net Income 0.33 1.39 3.7% Common and preferred dividends (0.13) (0.54) (1.4) RWA increase (0.18) Treasury stock (0.13) (0.22) (0.6) Goodwill and intangibles — 0.02 0.1 AOCI — (0.41) (1.1) Other 0.03 0.11 0.3 Total change (0.08) 0.35 0.9% 2Q26 10.41% $38.29 CET1 ratio remains strong(2) Highlights ■ 2Q26 CET1 ratio of 10.4% – 9.2% CET1 ratio adjusted for AOCI opt-out removal ■ TBV/share of $38.29 was up 1% QoQ, and 9% YoY – Tangible common equity ratio of 7.2%, down 10 bps QoQ ■ Total capital returned to shareholders was $422 million in 2Q26 – Paid $197 million in common dividends to shareholders – Repurchased $225 million of common stock at a weighted-average price of $63.99 See pages 29-30 for notes.

Private Bank buildout continues strong progress

Strong momentum in 2026

Deposits

$s in billions


$8.5
$8.7
$15.6
$16.6
$18.3
$17.8
2Q25
1Q26
2Q26
Avg
Spot

- Continued strong client growth in Q2 with ~$2.8 billion increase in average deposits; ~$1.1 billion spot growth
- ~31% spot DDA; ~2% total deposit cost, up ~8 bps QoQ reflecting heightened influx of interest-bearing deposits mid-quarter

Loans

$s in billions


$4.0
$4.9
$7.3
$7.7
$8.4
$9.7
2Q25
1Q26
2Q26
Avg
Spot

- Avg. portfolio yield ~6.0%; ~4% spread over deposit cost, stable QoQ
- 2Q26 loan growth driven by increased commercial line utilization and strong originations in residential mortgage and multi-family

Client Assets[1]

As of 6/30/26
$s in billions


$7.2
$6.5
$10.1
$8.7
$11.2
$9.6
2Q25
1Q26
2Q26
AUM(2)
Transactional assets(3)

- 11 advisor teams added since launch across key markets
- Co-locating Private Wealth teams in all Private Bank markets
- Total Client Assets of $11.2 billion at 2Q26 includes transactional assets of $1.6 billion

10 Private Bank Offices opened to date

Open

San Francisco, CA	Boston, MA
Mill Valley, CA	New York, NY
San Diego, CA	Palm Beach, FL
Newport Beach, CA	West Palm Beach, FL
Menlo Park, CA	Laurel Village, CA

Planned 2027 expansion

Beverly Hills, CA (1H27)
Greenwich, CT (1H27)
Boca Raton, FL (2H27)
Manhattan Beach, CA (2H27)
Walnut Creek, CA (2H27)
Wellesley, MA (2H27)

See pages 29-30 for notes.

14

Reimagine the Bank progressing well

Consumer

- AI solutions introduced to our Credit Card contact centers to help resolve client queries more efficiently
- AI pilot underway to automatically log complaints and help improve root-cause analysis and colleague capacity
- New digital tools rolled out to reduce friction for our customers joining the bank

Commercial

- AI pilot underway to enhance client prospecting, deal research, and pitch creation
- Initiated re-architecture of back office with AI agents orchestrating E2E workflows to reduce manual tasks
- Launched AI Case Classification for client inquiries, building a foundation for faster routing and case handling and improved analysis

Technology

- Expect to improve engineering productivity by 10x based on early pilot; now deploying new software tools across engineering teams through 2026
- Progressing with rationalization and modernization of technology stack

Corporate

Vendors
- Supplier negotiations continuing on plan; further agreements expected through 2H26

Property
- Advanced property strategy to support a more efficient, future-ready operating model

HR
- Launched our first enterprise-wide AI-chat agent; initial focus to deliver HR content to colleagues with expanded use cases over time

Tracking well with original financial targets provided January 2026

- Expect minimal EPS impact in 2026 as start-up costs offset in-year benefits
  - ~$100 million pre-tax run-rate benefit by year-end 2026
- ~$200+ million pre-tax run-rate benefit by year-end 2027
- ~$450+ million pre-tax run-rate benefit by year-end 2028

15

Network Evolution and "Xperience" Transformation *(NEXT)*

Focused on accelerating high-quality consumer deposit and revenue growth

Over the last 10 years we have created a more efficient branch network...

Retail branches[1] (#)



1,180
230
(440)
970
2015
HSBC/ISBC
Net Closures
2025

Deposits per branch[2]



~2x
2015
2025

...going forward we will optimize for deeper relationships and faster growth

- Reposition the network for growth
- Deepen with mass affluent/affluent customers
- Target small-business
- Increase share in New York Metro

Expect relatively stable retail branch count through 2035

Network optimization

- Exit ~100-120 in-store branches to self-fund ~50-60 new nearby traditional branches
- Selective closures, strategic relocations, and branch upgrades to advisory and business-banking ready formats

Specialized sales force

- Expand sales capacity; shift more colleagues to focus on advice
  - Add Private Client bankers and specialist coverage in Wealth, Small Business

In-market de novo

- Invest to build density in high-opportunity core markets
- Measured approach adding attractive de novo branches over a 10-year horizon

***NEXT* will benefit medium/long-term performance without impacting our path to 16-18% ROTCE by end of 2027**

16

See pages 29-30 for notes.

3Q26 outlook vs. 2Q26

	2Q26	3Q26 Outlook
Net interest income	$1,631MM	■ Up 2.5-3.5%
Noninterest income	$652MM	■ Up ~1%
Noninterest expense	$1,394MM	■ Stable to up slightly
Net charge-offs	$135MM; 37 bps	■ Stable to down slightly
CET1 ratio(1)	10.4%	■ ~10.5%; ~$125 million in share repurchases
Tax rate	22.3%	■ ~22%

FY2026 Commentary

- 2026 performance continues to trend favorably vs. January guidance
  - Expect NII above the guidance range and fees towards the high end; expenses slightly higher given strong revenue performance
  - Positioned to generate ~600+ bps of positive operating leverage in FY2026
  - Continuing favorable credit trends across net charge-offs and other credit metrics

See pages 29-30 for notes.

17

Meaningful NIM improvement through 2027

Chart not to scale

Factors supporting 3.30 to 3.50% NIM target

- Terminated swaps and Non-Core runoff
- Fixed-rate asset repricing benefit
- Stable-to-improving balance sheet mix
  - Continued growth in DDA and low-cost deposits
  - Rotation of loan capital to more attractive portfolios
- Relatively stable macroeconomic and rate outlook provides less downside risk given our slightly asset sensitive balance sheet



3.50%
3.30%
3.17%
2Q26
4Q26
4Q27
2.77%
+40 bps
3Q24

Cumulative NIM impact from starting point 2Q26

In basis points

	4Q26	4Q27
Terminated swaps	+6	+10
Non-Core	+1	+1
Cumulative time-based NIM benefit vs. 2Q26	+7	+11
Fixed-rate asset repricing benefit	+2	+6 to +9
Balance sheet progression/macro impacts	-4 to +1	-4 to +13
Projected NIM range	**~3.22 to 3.27%**	**~3.30 to 3.50%**

2Q26 to 4Q27

Time-based NIM benefit +11 bps

Net benefit +2 to +22 bps

Assumes 10-year treasury rate of ~4.50% through the end of 2027

18

Citizens is an attractive investment opportunity

Continue to have a series of unique initiatives that will lead to relative medium-term outperformance

- **Transformed Consumer Bank** with leading retail deposit franchise; well positioned in NYC Metro to gain market share; performance tracking well
- **Best-positioned Commercial Bank** ready to serve private capital and high-growth sectors of the U.S. economy
- **Building the premier Private Bank/Wealth franchise**
  - Continued to make strong progress, contributing $0.15 to EPS in 2Q26
  - Investing for growth while sustaining attractive returns

Maintaining a robust balance sheet

- Strong capital and liquidity position
- Credit allowance remains strong; credit metrics continue to trend favorably
- Flexibility to support customers and invest while continuing to return capital to shareholders
  - Repurchased $225 million of common stock in 2Q26

Transformed since IPO given strong leadership, differentiated strategy, and customer-focused culture

- Track record of strong execution; excellence in our capabilities, highly competitive with mega-banks and peers
- *Reimagine the Bank* (multi-year transformational program) off to a great start; targeting ~$100 million pre-tax run-rate benefit by year-end 2026, ~$200+ million by year-end 2027, and ~$450+ million by year-end 2028

Well positioned to deliver 16 to 18% ROTCE by end of 2027 given strategic initiatives and NII tailwinds

- Significant NII tailwind in 2026 given swaps and positive balance sheet dynamics with NIM increasing to 3.30-3.50% by 4Q27
- Execution of strategic initiatives, positive operating leverage, lower credit costs and share repurchases also contribute to ROTCE improvement

19

Appendix ■ Private Bank financial performance ■ Interest rate risk management ■ Non-Core portfolio ■ Credit

2Q26 Private Bank financial performance

$s in millions	2Q26	1Q26	4Q25	3Q25	2Q25
Net interest income	$148.8	$134.1	$118.3	$100.2	$80.3
Noninterest income	23.1	23.0	23.7	20.2	15.2
Total revenue	171.9	157.1	141.9	120.4	95.4
Noninterest expense	88.4	91.4	85.7	73.0	60.4
Pre-provision profit	83.6	65.7	56.2	47.4	35.1
Provision for credit losses	—	—	—	—	—
Income before income tax expense	83.6	65.7	56.2	47.4	35.1
Income tax expense	21.5	16.9	14.2	12.0	8.9
Net income	62.0	48.8	42.0	35.4	26.2
Contribution to total CFG Diluted EPS	$0.15	$0.11	$0.10	$0.08	$0.06
$s in billions					
Interest-earning assets (spot)	$9.7	$7.7	$7.2	$5.9	$4.9
Total Commercial	*$6.3*	*$5.0*	*$4.9*	*$4.2*	*$3.4*
Total Retail	*$3.4*	*$2.7*	*$2.3*	*$1.7*	*$1.5*
Total loans (spot)	$9.7	$7.7	$7.2	$5.9	$4.9
Total deposits (spot)	17.8	16.6	14.5	12.5	8.7
Risk-weighted assets (spot)	$9.9	$8.2	$7.6	$6.4	$5.4
Performance metrics:					
Efficiency ratio	51.4%	58.2%	60.4%	60.6%	63.2%
Noninterest income as a % of total revenue	13.4%	14.7%	16.7%	16.8%	15.9%
$s in billions Client assets[1]					
Assets Under Management (AUM)[2]	$9.6	$8.7	$8.6	$7.6	$6.5
Transactional assets[3]	1.6	1.4	1.4	1.4	0.7
Total Private Bank client assets	$11.2	$10.1	$10.0	$9.0	$7.2

See pages 29-30 for notes.

21

Interest rate risk management

Commentary

- Slightly asset sensitive; approximately +/- 1% impact to NII over the next 12 months with a gradual +/- 100 bps change in rates relative to the forward curve
- Receive-fixed cash flow swaps represent the primary tool to manage overall asset sensitivity
  - Well hedged against lower rates through 2027
  - Added ~$2B of spot and ~$2B of forward-starting swaps at attractive rates during the quarter
- Pay-fixed swaps against securities portfolio help protect capital by reducing AOCI volatility

Fixed/floating-rate mix

As of 6/30/26



Loans
$147B
41%
39%
20%
Securities[1]
$45B
9%
12%
79%
Fixed
Fixed with hedges
Floating
Floating with hedges

Receive-fixed cash flow swaps (average notional in $ billions)



Receive-fixed swaps executed post 6/30/23
Receive-fixed swaps executed pre 6/30/23 (legacy)
$30.0
$8.6
$29.2
$14.2
$29.5
$17.3
$31.1
$22.1
$27.4
$23.4
$28.2
$25.2
$26.9
$24.4
$25.4
$23.4
$28.6
$2.8
$30.0
$15.6
$27.0
$24.1
$21.4
$21.2
$10.2

	1Q26	2Q26	3Q26	4Q26	1Q27	2Q27	3Q27	4Q27	2025	2026	2027	2028	2029
W.A. receive-fixed rate	**3.4%**	**3.5%**	**3.6%**	**3.6%**	**3.7%**	**3.7%**	**3.7%**	**3.6%**	**3.2%**	**3.5%**	**3.7%**	**3.7%**	**3.7%**
Executed post 6/30/23	*3.9%*	*3.8%*	*3.8%*	*3.7%*	*3.7%*	*3.7%*	*3.7%*	*3.7%*	*4.0%*	*3.8%*	*3.7%*	*3.7%*	*3.7%*
Executed pre 6/30/23	*3.2%*	*3.2%*	*3.2%*	*3.3%*	*3.4%*	*3.4%*	*3.3%*	*3.3%*	*3.1%*	*3.2%*	*3.4%*	*2.6%*	*—%*
NII impact from terminated swaps ($MM):													
In-period impact	$(88)	$(62)	$(52)	$(28)	$(16)	$(10)	$(9)	$(4)	$(457)	$(230)	$(40)	$(3)	$0
Sequential benefit	$15	$26	$10	$24	$12	$6	$1	$5	$36	$227	$190	$37	$3

See pages 29-30 for notes.

22

23 $13.7 $6.9 $2.5 $2.0 $1.6 $1.3 $1.0 $0.3 $2.0 $3.4 $1.6 $1.3 $0.9 $0.8 $0.6 $— $10.4 $4.7 $3.3 $2.2 2Q23 4Q24 4Q25 1Q26 2Q26 3Q26 4Q26 4Q27 Non-Core portfolio update Non-Core Dedicated structural funding Indirect auto Auto collateralized borrowings As of period end; $s in billions See pages 29-30 for notes. Non-Core portfolio(1) progression Education and other retail (purchased) Non-Core portfolio has been reduced to ~$1.6 billion at 2Q26; expected to decline to ~$1.0 billion by year-end 2026 2026 quarterly progression

$77.3B Commercial credit portfolio[1]

Diverse and granular portfolio

$s in billions

		$ Balances	% of CFG
C&I			
Finance and Insurance		$ 20.3	14 %
Capital call facilities	*$ 9.9*		
Private Credit Finance	*4.9*		
Other Finance and Insurance	*5.5*		
Other Manufacturing		3.6	2
Technology		3.4	2
Accommodation and Food Services		2.1	1
Health, Pharma, Social Assistance		2.4	2
Professional, Scientific, and Technical Services		2.8	2
Wholesale Trade		3.2	2
Retail Trade		1.7	1
Other Services		2.4	2
Energy & Related		1.9	1
Rental and Leasing		1.8	1
Consumer Products Manufacturing		0.6	1
Administrative and Waste Management Services		1.6	1
Arts, Entertainment, and Recreation		1.7	1
Automotive		1.2	1
Other [2]		2.8	2
Total C&I		$ 53.5	36 %
CRE			
Multi-family		$ 8.6	6 %
Office		4.1	2
Credit tenant lease and life sciences[3]	*$ 1.8*		
Other general office	*2.3*		
Industrial		2.5	2
Retail		2.7	2
Co-op		1.7	1
Data Center		0.8	1
Hospitality		0.4	—
Other [2]		3.0	2
Total CRE		$ 23.8	16 %
Total Commercial loans & leases		$ 77.3	52 %
Total CFG		$ 147.5	

Commercial portfolio risk ratings[4]

$s in billions



$71.6
$74.6
$77.3
B- and lower
B+ to B
BB+ to BB-
AAA+ to BBB-
6%
16%
17%
61%
6%
13%
17%
64%
5%
12%
16%
67%
2Q25
1Q26
2Q26

Highlights

- Disciplined capital allocation and risk appetite
  - Highly experienced leadership team
  - Focused client selection
- C&I portfolio has focused growth on larger, mid-corporate customers, thereby improving overall asset quality
  - ~85% of C&I portfolio is investment grade equivalent[5]
- Leveraged loans ~1.3% of total CFG loans, granular hold positions with an average outstanding of ~$10 million
- CRE portfolio is well diversified across asset type, geography, and borrowers with the emphasis on strong sponsor selection
  - CRE portfolio down $2.4 billion, or ~9% year-over-year, driven primarily by paydowns

See pages 29-30 for notes.

24

High-quality, diversified Private Capital related portfolio

$17 billion Private Capital related lending

$s in billions; as of 6/30/2026



$22B NDFI*
Capital call facilities $9.9
Private Credit finance $4.9
ABS finance $2.2
REITs $1.5
Payment Processors $0.6
Insurance $0.7
Asset Managers $0.6
Other $1.6
$17B Private Capital related
$5B other borrowers

- Top industry team assembled over 10+ years
- Strategic approach to cover and advise best-positioned Private Capital firms
- Focus is on borrowers with multi-product relationship potential
- Investment grade structures
  - Emphasis on senior, structurally protected financing
  - Excellent historical credit performance
- Lending limits in place at facility, sponsor and product levels

$9.9B Capital call facilities

~7% of total CFG loans

- Revolving lines to primarily closed-end funds with vast majority under 1-year maturity
- Loans backed by uncalled capital commitments from limited partners (LPs); diversified across LPs in each fund
  - Advance rates in borrowing base determined by credit of LPs, predominately institutional/well-capitalized investors
- ~75% Commercial Bank/~25% Private Bank

$4.9B Private Credit finance

~3% of total CFG loans

- Senior loans to middle-market credit funds secured by pool of leveraged loans
- Securitization structure and collateral diversification provides protection
  - Highly diversified by industry and single name exposure
- Ability to remark loans based on certain triggers, reducing the effective advance rate against collateral
- Monthly monitoring of collateral and quarterly analysis of financials of each obligor

$2.2B ABS finance

~2% of total CFG loans

- Warehouse financing in securitization structure, secured by underlying collateral originated primarily by consumer and commercial finance companies as well as corporate borrowers
- Highly selective customer base, generally with established ABS programs
- Extensive due diligence of management, servicing and collections, credit performance, etc.
- Highly granular nature of repayment and limit framework mitigates risk

**Represents preliminary Non-depository Financial Institutions (NDFI) balance pending filing of the Call Report for June 30, 2026*

25

26 46% 47% 48% 31% 31% 31% 14% 14% 13% 4% 3% 3%5% 5% 5% 2Q25 1Q26 2Q26 $36.4 $20.3 $1.5 $3.0 $5.0 $4.0 $70.2B Retail credit portfolio 800+ 740-799 680-739 640-679 <640 $70.2 $s in billions $69.1 Home equity Retail portfolio(1) Residential mortgage Auto Education - in school Education - refinance Other retail ~96% Super-prime/prime* ~83% Secured ■ Retail portfolio mix continues to improve with focus on high quality relationship lending ■ Core real estate secured increased to 81% of the portfolio as Non-Core reduced significantly from 19% in 2Q23** to 2% in 2Q26 – Mortgage: FICO ~790; weighted-average LTV of ~52% – Home equity: FICO ~765; ~29% secured by 1st lien ◦ ~98% CLTV less than 80%; ~84% CLTV less than 70% ■ Core unsecured relatively stable at 17% of the portfolio; targeting super-prime/high-prime relationship borrowers – Education: FICO ~785 ◦ In-school: ~97% co-signed ◦ Refinance: ~35% advanced degrees – Other retail: consists primarily of Card and Citizens Pay; target high-quality borrowers; loss sharing in Citizens Pay High quality, diverse portfolio *Super-prime/prime defined as FICO of 680 or above at origination Retail portfolio FICOs(2) $67.7 Homeowners ~2/3 See pages 29-30 for notes. As of 6/30/26 62% 81% 19% 17%19% 2% 2Q23** 2Q26 Non-Core (Auto & other indirect lending) Core unsecured (Education, Other retail) Core real estate secured (Mortgage, Home equity) of unsecured retail borrowers(3) of retail portfolio > 680 Improving retail portfolio mix of retail portfolio **2Q23 represents the start of the Non-Core portfolio designation $70.2B$73.0B $s in billions To discuss: provide LTV stratification of 1st mortgages in light of B3E?

27 Allocation of allowance for credit losses by product type June 30, 2026 March 31, 2026 $s in millions Loans and Leases Allowance Coverage Loans and Leases Allowance Coverage Commercial and industrial(1) $ 53,467 $665 1.24% $ 50,307 $720 1.43 % Commercial real estate 23,817 628 2.64 24,282 584 2.41 Total commercial 77,284 1,293 1.67 74,589 1,304 1.75 Residential mortgages 36,374 221 0.61 35,404 209 0.59 Home equity 20,276 159 0.78 19,449 159 0.81 Automobile 1,482 6 0.41 1,863 8 0.42 Education 8,044 259 3.22 8,340 253 3.03 Other retail 4,031 246 6.12 4,022 252 6.30 Total retail loans 70,207 891 1.27 69,078 881 1.27 Allowance for credit losses(2) $147,491 $2,184 1.48% $143,667 $2,185 1.52 % See pages 29-30 for notes.

28 Delinquency by product type June 30, 2026 (%) March 31, 2026 (%) Days Past Due and Accruing Days Past Due and Accruing Current 30-59 60-89 90+ Nonaccrual Current 30-59 60-89 90+ Nonaccrual Commercial and industrial 99.47% 0.04% 0.02% 0.01% 0.46% 99.37% 0.24% 0.02% — % 0.37 % Commercial real estate 97.31 0.02 0.23 0.03 2.41 95.32 1.54 0.23 0.11 2.80 Total commercial 98.82 0.03 0.08 0.01 1.06 98.05 0.66 0.09 0.04 1.16 Residential mortgages(1) 98.63 0.20 0.10 0.47 0.60 98.58 0.20 0.10 0.51 0.61 Home equity 97.85 0.45 0.14 — 1.56 97.62 0.54 0.17 — 1.67 Automobile 94.80 2.77 1.01 — 1.42 95.33 2.63 0.81 — 1.23 Education 99.12 0.39 0.21 0.02 0.26 99.11 0.40 0.22 0.02 0.25 Other retail 97.99 0.62 0.42 — 0.97 97.61 0.77 0.50 — 1.12 Total retail 98.34 0.37 0.16 0.25 0.88 98.23 0.42 0.18 0.26 0.91 Total 98.60% 0.19% 0.12% 0.12% 0.97% 98.14% 0.55% 0.13% 0.14% 1.04 % See pages 29-30 for notes.

29 Notes on Non-GAAP Financial Measures See important information on our use of Non-GAAP Financial Measures at the beginning of this presentation and reconciliations to GAAP financial measures at the end of this presentation. Allowance coverage ratios for loans and leases includes the allowance for funded loans and leases in the numerator and funded loans and leases in the denominator. Allowance coverage ratios for credit losses includes the allowance for funded loans and leases and allowance for unfunded lending commitments in the numerator and funded loans and leases in the denominator. General Notes a. References to net interest margin are on a fully taxable equivalent ("FTE") basis. b. Throughout this presentation, references to consolidated and/or commercial loans and loan growth include leases. Loans held for sale are also referred to as LHFS. c. Select totals may not sum due to rounding. d. Based on Basel III standardized approach. Capital Ratios are preliminary. e. Throughout this presentation, reference to balance sheet items are on an average basis and loans exclude held for sale unless otherwise noted. Notes Notes on slide 3 - 2Q26 Earnings highlights 1) See general note a). Notes on slide 4 - 2Q26 Overview 1) See general note d). 2) Represents Return on Regulatory Capital. See page 35 for details. Notes on slide 6 - Noninterest income 1) Includes bank-owned life insurance income and other miscellaneous income for all periods presented. Notes on slide 10 - Highly diversified and retail-oriented deposit base 1) Estimated based on available company disclosures; Citizens stable deposits calculated using average Consumer deposits excluding Private Bank and Private Wealth. 2) Includes branch-based checking with interest and savings. Notes on slide 12 - Allowance for credit losses 1) Allowance for credit losses to nonaccrual loans and leases. Notes on slide 13 - Strong capital position 1) See general note d). 2) See general note c). Notes on slide 14 - Private Bank buildout continues strong progress 1) Total Client Assets (TCA) include Assets Under Management (AUM) and Transactional Assets. AUM represent assets for which Citizens’ investment advisory affiliates provide continuous and regular supervisory or management services. Transaction assets represent assets for which Citizens' Wealth Management affiliates provide execution, custody, record keeping, reporting and other administrative services. 2) Assets Under Management referenced represents AUM of Citizens Private Wealth & Citizens Wealth Management, our Private Bank advisory affiliates. 3) Transactional assets referenced represents assets of Citizens Wealth Management, our Private Bank brokerage affiliate. Notes on slide 16 - Network Evolution and "Xperience" Transformation (NEXT) 1) Branch count excludes Private Bank offices. 2) Deposits per branch reflects Citizens’ legacy retail branch network excluding HSBC/ISBC and Private Bank balances. Notes on slide 17 - 3Q26 outlook vs. 2Q26 1) See general note d). Notes on slide 21 - 2Q26 Private Bank financial performance 1) Total Client Assets (TCA) include Assets Under Management (AUM) and Transactional Assets. AUM represents assets for which Citizens’ investment advisory affiliates provide continuous and regular supervisory or management services. Transaction assets represent assets for which Citizens' Wealth Management affiliates provide execution, custody, record keeping, reporting and other administrative services. 2) Assets Under Management referenced represent AUM of Citizens Private Wealth & Citizens Wealth Management, our Private Bank advisory affiliates. 3) Transactional assets referenced represent assets of Citizens Wealth Management, our Private Bank brokerage affiliate.

30 Notes continued Notes on slide 22 - Interest rate risk management 1) Represents fair value balances. Notes on slide 23 - Non-Core portfolio update 1) See general note c). Notes on slide 24 - $77.3B Commercial credit portfolio 1) See general note c). 2) Includes deferred fees and costs. 3) Credit tenant lease includes loans to nationally recognized tenants with high credit ratings and life sciences includes loans to provide lab and office space for tenants involved in the study and development of scientific discoveries. 4) Reflects period end balances. 5) Represents a rating agency bond-equivalent of Investment Grade based on internal risk ratings. Notes on slide 26 - $70.2B Retail credit portfolio 1) See general note c). 2) Reflects period end balances. 3) Estimated based on 2025 data. Source: Citizens Customer Intelligence Platform (CIP), Experian, Equifax, and Intercontinental Exchange. Notes on slide 27 - Allocation of allowance for credit losses by product type 1) Coverage ratio includes total commercial allowance for unfunded lending commitments and total commercial allowance for loan and lease losses in the numerator and total commercial loans and leases in the denominator. 2) Coverage ratio reflects total allowance for credit losses for the respective portfolio. Notes on slide 28 - Delinquency by product type 1) 90+ days past due and accruing includes $172 million, $179 million,and $128 million of loans fully or partially guaranteed by the FHA, VA, and USDA for June 30, 2026, March 31, 2026, and June 30, 2025, respectively.

Non-GAAP financial measures and reconciliations

$s in millions, except share, per share and ratio data		QUARTERLY TRENDS						
					2Q26 Change			
		2Q26	1Q26	2Q25	1Q26		2Q25	
					$/bps	%	$/bps	%
Pre-provision profit:								
Total revenue (GAAP)	A	$2,283	$2,168	$2,037	$115	5%	$246	12%
Noninterest expense (GAAP)	B	1,394	1,378	1,319	16	1	75	6
Pre-provision profit (non-GAAP)		$889	$790	$718	$99	13%	$171	24%
Return on average common equity and return on average tangible common equity:								
Net income available to common stockholders (GAAP)	C	$554	$484	$402	$70	14%	$152	38%
Average common equity (GAAP)	D	$23,839	$23,995	$22,494	($156)	(1%)	$1,345	6%
Less: Average goodwill (GAAP)		8,221	8,198	8,187	23	—	34	—
Less: Average other intangibles (GAAP)		109	114	134	(5)	(4)	(25)	(19)
Add: Average deferred tax liabilities related to goodwill (GAAP)		438	437	438	1	—	—	—
Average tangible common equity (non-GAAP)	E	$15,947	$16,120	$14,611	($173)	(1%)	$1,336	9%
Return on average common equity	C/D	9.31 %	8.19%	7.18 %	112 bps		213 bps	
Return on average tangible common equity (non-GAAP)	C/E	13.91 %	12.19%	11.05 %	172 bps		286 bps	
Return on average total assets and return on average total tangible assets:								
Net income (GAAP)	F	$587	$517	$436	$70	14%	$151	35%
Average total assets (GAAP)	G	$229,263	$224,224	$217,661	$5,039	2%	$11,602	5%
Less: Average goodwill (GAAP)		$8,221	$8,198	$8,187	$23	—%	$34	—%
Less: Average other intangibles (GAAP)		$109	$114	$134	($5)	(4%)	($25)	(19%)
Add: Average deferred tax liabilities related to goodwill and other intangible assets (GAAP)		$438	$437	$438	$1	—%	$—	—%
Average tangible assets (non-GAAP)	H	$221,371	$216,349	$209,778	$5,022	2%	$11,593	6%
Return on average total assets	F/G	1.03 %	0.94%	0.80 %	9 bps		23 bps	
Return on average total tangible assets (non-GAAP)	F/H	1.06 %	0.97%	0.83 %	9 bps		23 bps	
Book value per common share and tangible book value per common share:								
Common shares - at period-end (GAAP)	I	422,677,660	426,023,578	432,768,811	(3,345,918)	(1%)	(10,091,151)	(2%)
Common stockholders' equity (GAAP)	J	$24,072	$24,061	$23,121	$11	—	$951	4
Less: Goodwill (GAAP)		8,220	8,221	8,187	(1)	—	33	—
Less: Other intangible assets (GAAP)		105	112	128	(7)	(6)	(23)	(18)
Add: Deferred tax liabilities related to goodwill and other intangible assets (GAAP)		438	437	440	1	—	(2)	—
Tangible common equity (non-GAAP)	K	$16,185	$16,165	$15,246	$20	—%	$939	6%
Book value per common share (GAAP)	J/I	$56.95	$56.48	$53.43	$0.47	1%	$3.52	7%
Tangible book value per common share (non-GAAP)	K/I	$38.29	$37.94	$35.23	$0.35	1%	$3.06	9%

31

Non-GAAP financial measures and reconciliations

$s in millions, except share, per share and ratio data

		QUARTERLY TRENDS						
					2Q26 Change			
					1Q26		2Q25	
		2Q26	1Q26	2Q25	$/bps	%	$/bps	%
Common equity ratio and tangible common equity ratio:								
Total assets (GAAP)	L	$233,836	$227,918	$218,310	$5,918	3%	$15,526	7%
Less: Goodwill (GAAP)		8,220	8,221	8,187	(1)	—	33	—
Less: Other intangible assets (GAAP)		105	112	128	(7)	(6)	(23)	(18)
Add: Deferred tax liabilities related to goodwill and other intangible assets (GAAP)		438	437	440	1	—	(2)	—
Tangible assets (non-GAAP)	M	$225,949	$220,022	$210,435	$5,927	3%	$15,514	7%
Common equity ratio (GAAP)	J/L	10.3 %	10.6 %	10.6 %	(27) bps		(30) bps	
Tangible common equity ratio (non-GAAP)	K/M	7.2	7.3	7.2	(10) bps		(4) bps	
Net interest income and net interest margin on an FTE basis:								
Net interest income (annualized) (GAAP)	N	$6,542	$6,337	$5,770	$205	3%	$772	13%
Average interest-earning assets (GAAP)	O	206,770	201,929	196,318	4,841	2	10,452	5
Net interest margin (GAAP)	N/O	3.16 %	3.14%	2.94%	2 bps		22 bps	
Net interest income (GAAP)		$1,631	$1,562	$1,437	$69	4%	$194	14%
FTE adjustment		3	3	4	—	—	(1)	(25)
Net interest income on an FTE basis (non-GAAP)		1,634	1,565	1,441	69	4	193	13
Net interest income on an FTE basis (annualized) (non-GAAP)	P	6,555	6,350	5,786	204	3	769	13
Net interest margin on an FTE basis (non-GAAP)	P/O	3.17 %	3.14%	2.95%	3 bps		22 bps	
Total Retail loans excluding Private Bank and non-core - at period-end								
Total Retail loans - at period-end		$70,207	$69,078	$67,662	$1,129	2%	$2,545	4%
Less: Non-core retail loans - at period-end		1,608	2,002	3,573	(394)	(20)	(1,965)	(55)
Less: Private bank retail loans - at period-end		3,408	2,685	1,496	723	27	1,912	128
Total Retail loans excluding Private Bank and non-core - at period-end		$65,191	$64,391	$62,593	$800	1%	$2,598	4%
Total Commercial loans excluding Private Bank - at period-end								
Total Commercial loans - at period-end		$77,284	$74,589	$71,642	$2,695	4%	$5,642	8%
Less: Private bank commercial loans - at period-end		$6,282	$5,063	$3,395	$1,219	24	$2,887	85
Total Commercial loans excluding Private Bank - at period-end		$71,002	$69,526	$68,247	$1,476	2%	$2,755	4%

32

33 Financial measures and reconciliations - Efficiency ratio and Operating leverage $s in millions, except share, per share and ratio data QUARTERLY TRENDS 2Q26 Change 2Q26 1Q26 4Q25 3Q25 2Q25 1Q26 2Q25 $/bps % $/bps % Efficiency ratio and Operating leverage: Total revenue (GAAP) A $2,283 $2,168 $2,157 $2,118 $2,037 $115 5.25% $246 12.01% Noninterest expense (GAAP) B 1,394 1,378 $1,343 $1,335 1,319 16 1.15 75 5.64 Efficiency ratio B/A 61.1% 63.6% 62.2% 63.0% 64.8% (247) bps (368) bps Operating leverage A-B 4.10% 6.37%

34 Non-GAAP financial measures and reconciliations - CET1 adjusted for AOCI opt-out removal QUARTERLY TRENDS 2Q26 1Q26 CET1 Ratio adjusted for AOCI opt-out removal CET1 capital $ 18,364 $ 18,178 Less: AFS securities - AOCI 1,103 1,027 HTM securities - AOCI(1) 628 657 DTA for AFS/HTM securities 31 35 Pension 244 245 DTA for Pension 4 3 CET 1 capital adjusted for AOCI opt-out removal A $16,354 $16,211 Risk-weighted assets 176,336 173,268 Less: HTM securities - AOCI 108 113 AFS securities - AOCI 181 167 DTA for AFS/HTM securities (1,385) (1,471) Pension 244 245 DTA for Pension (214) (216) Risk-weighted assets adjusted for AOCI opt-out removal B $177,402 $174,430 CET1 Ratio adjusted for AOCI opt-out removal A/B 9.2% 9.3% $s in millions, except share, per share and ratio data (1) "HTM securities - AOCI" refers to unrealized losses recognized on securities before transfer to HTM

35 Non-GAAP financial measures and reconciliations - Private Bank Return on Regulatory Capital $s in millions, except share, per share and ratio data 2Q26 2026 YTD Net income available to common stockholders: Private Bank Net income available to common stockholders, (GAAP) A $62 $111 Regulatory Capital: Private Bank Average Risk Weighted Assets (1) B $8,287 $7,923 CFG Capital Allocation Rate (2) C 10.0% 10.0 % Private Bank Regulatory Capital D=B*C $829 $792 Private Bank Return on Regulatory Capital A/D 30% 28% (1) RWA is based on the Basel III standardized approach. (2) Capital allocation rate is management-defined for internal performance evaluation. It is not based on GAAP.